                                      Form 8-A
                         SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                              SCHOOL SPECIALTY, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

              Delaware                                      39-0971239
     --------------------------                         -------------------
     (State of incorporation or                          (I.R.S. Employer
           organization)                                Identification No.)

               1000 North Bluemound Drive, Appleton, Wisconsin 54914
               -----------------------------------------------------
                (Address or principal executive offices)  (Zip Code)


If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check              Instruction A.(d), please check
the following box. / /                       the following box. /X/


Securities Act registration statement file number(s) to which this form relates: 333-46537 (filed February 19, 1998) and 333-47509 (filed March 6,
1998).

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                    Name of each exchange on which
       to be so Registered                    Each class is to be Registered
       -------------------                    ------------------------------

________________________________             _________________________________

________________________________             _________________________________


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share
                    ---------------------------------------
                               (Title of Class)


Item 1      Description of Registrant's Securities to be Registered.

            The Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 19, 1998, as amended by Amendment No. 1 to the Registration Statement filed on May 6, 1998, Amendment No. 2 to the Registration Statement filed on May 18, 1998 and Amendment No. 3 to the Registration
            Statement filed on June 3, 1998 (File No. 333-46537), and the
            Registrant's Registration Statement on form S-1 filed with the Securities and Exchange Commission on March 6, 1998, as amended by Amendment No. 1 to the Registration Statement filed on May
            8, 1998, Amendment No. 2 to the Registration Statement filed on
            May 18, 1998 and Amendment No. 3 to the Registration
            Statement filed on June 4, 1998 (File No. 333-47509)
            (collectively referred to hereafter as the "Registration
            Statements") and as each Registration Statement may be amended subsequent to the date hereof and the final prospectus included in each Registration Statement as filed pursuant to Rule 424 are hereby incorporated by reference herein.


Item 2      Exhibit Number                       Description
            -------------                        -----------

            1.                    Specimen of security registered hereunder
                                  Incorporated by reference to the Exhibit filed as Exhibit 4.1 to the Registration
                                  Statements.

            2.                    Documents defining rights of holders of
                                  Common Stock Incorporated by reference to the Exhibits filed as Exhibit 3.1 -
                                  Restated Certificate of Incorporation,
                                  and Exhibit 3.2 - Amended and Restated
                                  By-Laws, to the Registration Statements.

                                  2

                              SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          SCHOOL SPECIALTY, INC.
                                          -----------------------
                                               (Registrant)




Date: June 4, 1998                        By:     /s/ Daniel P. Spalding
------------------------                          ------------------------
                                          Name:   Daniel P. Spalding
                                          Title:  Chief Executive Officer



                                  3